   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1995



                                                       REGISTRATION NO. 33-56425

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                NORTH CAROLINA                                  56-0556998
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                     Identification No.)

                               1915 REXFORD ROAD
                             POST OFFICE BOX 33068
                              CHARLOTTE, NC 28233
                                 (704) 364-3120
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                JOHN H. MAXHEIM
                             CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       PIEDMONT NATURAL GAS COMPANY, INC.
                               1915 REXFORD ROAD
                              CHARLOTTE, NC 28211
                                 (704) 364-3120
           (Name, address, including zip code, and telephone numbers, including area code, of agent for service)

                             ---------------------

                                WITH COPIES TO:


             JERRY W. AMOS, ESQ.                              ARNOLD H. TRACY, ESQ.
           AMOS & JEFFRIES, L.L.P.                    MUDGE ROSE GUTHRIE ALEXANDER & FERDON
                 SUITE 1230                                      180 MAIDEN LANE
            230 NORTH ELM STREET                            NEW YORK, NEW YORK 10038
      GREENSBORO, NORTH CAROLINA 27401                           (212) 510-7400
               (910) 273-5569


                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form S-3 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
     NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER
     TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION


                               FEBRUARY 27, 1995


PROSPECTUS

                       PIEDMONT NATURAL GAS COMPANY, INC.

                                1,725,000 SHARES

                                  COMMON STOCK
                                 (NO PAR VALUE)

                             ---------------------

     Piedmont Natural Gas Company, Inc. (the "Company"), intends to offer and issue from time to time up to 1,725,000 shares of its common stock, no par value ("Common Stock"). The Common Stock may be offered at prices and on terms to be determined when an agreement to sell is made or at the time or times of sale, as the case may be, and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). The number of shares, initial public offering price and any other terms in connection with the offering and sale of the Common Stock will be set forth in an applicable Prospectus Supplement accompanying this Prospectus.

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "PNY."


     The Common Stock may be offered and sold to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Edward D. Jones & Co., Equitable Securities Corporation, Interstate/Johnson Lane Corporation, Scott & Stringfellow, Inc., and/or other underwriters, dealers or agents as designated from time to time, or through a combination of such methods, and also may be offered and sold directly by the Company. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the offering and sale of the Common Stock and any applicable fees, commissions or discounts will be set forth in the corresponding Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in such Prospectus Supplement.


     This Prospectus may not be used to consummate sales of Common Stock unless accompanied by a Prospectus Supplement.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
            TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is             , 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE"), and reports, proxy statements and other information concerning the Company may be inspected and copied at the office of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3, of which this Prospectus is a part, and exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents, previously filed by the Company with the Commission pursuant to Section 13 of the 1934 Act, are incorporated herein by reference:



          (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1994; and



          (b) Current Report on Form 8-K filed on February 27, 1995.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. The documents incorporated or deemed to be incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in the accompanying Prospectus Supplement or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus does not purport to be comprehensive and is based upon information contained in the Incorporated Documents. Accordingly, the information contained herein should be read together with the information contained in the Incorporated Documents.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, PIEDMONT NATURAL GAS COMPANY, INC., 1915 REXFORD ROAD, POST OFFICE BOX 33068, CHARLOTTE, NORTH CAROLINA 28233; TELEPHONE NUMBER (704) 364-3120.

                                  THE COMPANY


     The Company is an energy and services company primarily engaged in the transportation and sale of natural gas and the sale of propane to over 560,000 residential, commercial and industrial natural gas and propane customers in North Carolina, South Carolina and Tennessee. The Company was incorporated in 1993 under the laws of the State of North Carolina under the name "PNG Acquisition Company" for the purpose of changing the state of incorporation of Piedmont Natural Gas Company, Inc., a New York corporation ("Old Piedmont"), from New York to North Carolina, and has succeeded to all assets, rights, liabilities and obligations of Old Piedmont as a result of the merger of Old Piedmont with and into the Company effective as of March 1, 1994. The Company, as the surviving corporation in the merger, changed its name immediately following the effective time of the merger to "Piedmont Natural Gas Company, Inc."


     The principal executive offices of the Company are maintained at 1915 Rexford Road, Post Office Box 33068, Charlotte, North Carolina, 28233; telephone number (704) 364-3120.


     The Company's utility operations serve over 512,000 natural gas customers. The Company and its non-utility subsidiaries and divisions are also engaged in acquiring, marketing and arranging for the transportation of natural gas to large volume purchasers, in retailing residential and commercial gas appliances and in the sale of propane and propane appliances to over 47,000 customers in the Company's three-state service area.


     In the Carolinas, the Company's service area is comprised of numerous cities, towns and communities including Anderson, Greenville and Spartanburg in South Carolina and Charlotte, Salisbury, Greensboro, Winston-Salem, High Point, Burlington and the Hickory area in North Carolina. In Tennessee, the service area is the Nashville metropolitan area, including portions of eight adjoining counties. The Company's propane market is in and adjacent to its natural gas markets in all three states. The Company is principally engaged in the gas distribution industry and has no other reportable industry segments.

     The Company's utility operations are subject to regulation by the North Carolina Utilities Commission ("NCUC") and the Tennessee Public Service Commission ("TPSC") as to the issuance of securities, and by those commissions and by the Public Service Commission of South Carolina as to rates, service area, adequacy of service, safety standards, extensions and abandonment of facilities, accounting and depreciation. The Company is also subject to or affected by various federal regulations.


                                USE OF PROCEEDS


     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Common Stock will be used for general corporate purposes, including construction of additional facilities, the repayment of short-term debt and working capital needs. Pending such use, the Company may temporarily invest the net proceeds in investment grade securities. The Company may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Company in light of its needs at such time or times and in light of prevailing market conditions.

                          DESCRIPTION OF COMMON STOCK

     The information set forth below is qualified in its entirety by reference to the Articles of Incorporation of the Company which are incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Articles of Incorporation authorize 50,000,000 shares of Common Stock without par value and 175,000 shares of Preferred Stock without par value. The Board of Directors has authority to establish one or more series of Preferred Stock and has broad authority to fix and determine the designations, preferences, limitations and relative rights (including conversion rights) of each such series and to determine all variations between series. No shares of Preferred Stock are presently outstanding.

     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including election of directors. Under North Carolina law, the election of directors requires a plurality of the votes cast in such election. Shareholders do not have cumulative voting rights with respect to election of directors. The Company's Articles of Incorporation requires the affirmative vote of a super majority of the outstanding shares of the Company's voting stock to approve certain transactions and to take certain other action. See "Special Charter Provisions Relating to Voting Rights" below.


     Subject to any preferences that may be applicable to any shares of Preferred Stock hereafter issued from time to time, holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Company's Board of Directors out of funds legally available therefor. Some of the agreements under which the Company's long-term debt was issued contain provisions which restrict the amount of cash dividends that may be paid on Common Stock. Under the most restrictive of these provisions, all of the Company's retained earnings were free of such restrictions at January 31, 1995.


     The holders of Common Stock are entitled, after satisfaction of the preferential rights of Preferred Stock, to share pro rata in the net assets of the Company available for distribution to shareholders in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company. Holders of Common Stock have no preemptive rights to subscribe to any securities of the Company and have no rights to convert their Common Stock into any other securities. There are no redemption provisions with respect to any shares of Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, upon issuance against full payment of the purchase price therefor, fully paid and nonassessable.

SPECIAL CHARTER PROVISIONS RELATING TO VOTING RIGHTS

     The Articles of Incorporation and By-Laws contain certain provisions which could have the effect of delaying, deferring or preventing a change in control of the Company. These provisions (1) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which serves for three years, with one class elected each year, (2) authorize the Board of Directors to fix the number of Directors and provide that the number may be changed only by
(a) the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors or (b) a majority of the entire Board of Directors,
(3) with certain exceptions, require that nominations for Directors for election at a shareholders' meeting be made at least 60 days prior to the date fixed for the meeting, (4) permit the Board of Directors to fill vacancies in the Board of Directors, (5) provide that Directors may be removed for cause only by the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors, (6) provide that the By-Laws of the Company may be amended only by (a) the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors or (b) by the Board of Directors,
(7) provide that the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors is required to amend, alter, change or repeal Article 6 of the Company's Articles of Incorporation (relating to the classified Board of Directors) or to adopt provisions inconsistent therewith, and (8) provide that special meetings of shareholders may be called by the Directors or by the Company's Secretary upon the request of the holders of 80% of the outstanding shares entitled to vote in the election of Directors.

     The Company's Articles of Incorporation also contain certain provisions applicable to any "Business Combination," defined to include any merger, consolidation, lease, sale or disposition of assets or certain other business transactions by the Company or any subsidiary of the Company involving an "interested shareholder" (defined in the Articles of Incorporation as any person that is or has announced an intention to become the beneficial owner of ten percent or more of the Company's voting stock and certain defined affiliates) or an affiliate or associate of an interested shareholder and that, together with all such other arrangements, has an aggregate fair market value and/or involves aggregate commitments of $10,000,000 or more or more than five percent of the Company's total assets or shareholders' equity as reflected on the Company's most recent fiscal year-end consolidated balance sheet. The Articles of Incorporation require the affirmative vote of not less than 66 2/3% of the voting stock of the Company, voting together as a single class, excluding any voting stock held by an interested shareholder, with respect to all Business Combinations involving the interested shareholder unless (1) the transaction is approved by the Company's Board of Directors prior to the date on which directors not affiliated with the interested shareholder and who were directors prior to the time the interested shareholder acquired such status ("Continuing Directors") comprise less than a majority of the Board of Directors, and (2) if the Business Combination involves payment of consideration to shareholders, certain minimum price and disclosure requirements are satisfied as to all shareholders, and there has been no major change in the business or equity capital structure of the Company or any change or reduction in the payment of dividends since the date the interested shareholder acquired such status.

     To meet the minimum price criteria, the shareholders must receive consideration or retain value per share after the transaction which is not less than the highest price per share paid by the interested shareholder in the transaction or within two years preceding the announcement date of the transaction, or the fair market value per share of Common Stock on the date the transaction is announced or the date on which the interested shareholder acquired such status, whichever is higher. The minimum price provisions must be met with respect to every class or series of the Company's outstanding capital stock, whether or not the interested shareholder has previously acquired shares of any particular class or series.

     The Company's Articles of Incorporation require the same 66 2/3% shareholder approval to amend or repeal the foregoing provisions or to adopt any provision inconsistent with such provisions unless the change is proposed by the Board of Directors prior to the date on which Continuing Directors comprise less than a majority of the Board.

     North Carolina Anti-Takeover Statutes. The Company's Articles of Incorporation contain language to "opt out" of the provisions of two North Carolina anti-takeover statutes which, under the North Carolina Business Corporation Act, would otherwise apply to the Company. The first of these statutes, called the "North Carolina Shareholder Protection Act," requires that any business combination (as defined therein) between a corporation and any 20% shareholder be approved by 95% percent of the corporation's voting shares. Under the second statute, called the "North Carolina Control Share Acquisition Act," control shares of a corporation that are acquired in a "control share acquisition" (as defined in the statute) have no voting rights unless such rights are granted by resolution adopted by a majority of the corporation's shareholders, and in the event such voting rights were to be granted, all other shareholders would have the right to have their shares in the corporation redeemed at their fair value, subject to certain restrictions. Because application of these statutes to the Company would create material conflicts with its existing charter provisions regarding Business Combinations, the Company's charter includes provisions stating that neither of these statutes will apply to the Company.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is Wachovia Bank of North Carolina, N.A., Winston-Salem, North Carolina.

                              PLAN OF DISTRIBUTION


     The Common Stock offered hereby may be sold from time to time in one or more transactions (i) to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Edward D. Jones & Co., Equitable Securities Corporation, Interstate/Johnson Lane Corporation, and Scott & Stringfellow, Inc., and/or such other underwriters, underwriting syndicates or dealers designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Company. The applicable Prospectus Supplement will set forth the terms of the offering of the Common Stock, including the name or names of any other underwriters, agents or dealers, the initial public offering price of such Common Stock and the proceeds to the Company from such sales, any underwriting discounts, commissions, agency fees and other items constituting underwriters' or agents' compensation, and any discounts or concessions to be allowed or reallowed or paid to dealers.



     If underwriters are used in the sale, the Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Common Stock may be offered to the public either through the underwriters named above, underwriting syndicates represented by managing underwriters or by such other underwriters without a syndicate, all of which underwriters in either case will be designated in the Prospectus Supplement corresponding to such offering. Unless otherwise set forth in the applicable Prospectus Supplement, under the terms of the underwriting agreement, the obligations of the underwriters to purchase such Common Stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the shares of Common Stock offered if any are purchased.


     The Common Stock may be offered and sold directly by the Company or through agents designated by the Company from time to time upon the terms and conditions as shall be set forth in the Prospectus Supplement relating thereto. Any agent participating in the offer or sale of the Common Stock may be deemed to be an "underwriter," as that term is defined in the 1933 Act of the Common Stock so offered and sold.

     The Common Stock also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to such Common Stock. Such dealers may be deemed to be "underwriters" within the meaning of the 1933 Act. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters, dealers and agents may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the 1933 Act, or contribution from the Company to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company in the ordinary course of business.

     Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, subject to notice of issuance.

                                 LEGAL MATTERS


     The legality of the Common Stock will be passed upon for the Company by Amos & Jeffries, L.L.P., P.O. Box 787, Greensboro, North Carolina 27402. Jerry
W. Amos, a partner in that law firm and General Counsel to and a Director of the Company, beneficially owned 42,757 shares of the Company's Common Stock as of January 31, 1995.


     Certain legal matters in connection with the issuance of the Common Stock will be passed upon for any underwriters or agents by Mudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.

                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended October 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in auditing and accounting.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 16. LIST OF EXHIBITS.



  1.1  Form of Underwriting Agreement.*
  4.1  Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit B to the Proxy Statement included as Exhibit No. 2 of the
       Company's Registration Statement on Form 8-B, dated March 2, 1994, No.
       1-6196).
  4.2  By-Laws of the Company, as amended (incorporated by reference to Exhibit C to the Proxy Statement included as Exhibit No. 2 of the Company's Registration
       Statement on Form 8-B, dated March 2, 1994, No. 1-6196).
  4.3  Specimen of certificate of the Company's Common Stock (incorporated by reference to Exhibit No. 3.3 of the Company's Registration Statement on Form
       8-B, dated March 2, 1994, No. 1-6196).
  5.1  Opinion of Amos & Jeffries, L.L.P. regarding legality of the shares of Common
       Stock being registered.
 23.1  Consent of Amos & Jeffries, L.L.P. (included in Exhibit 5.1).
 23.2  Independent Auditors' Consent.
 24.1  Powers of Attorney.*


- ---------------


* Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 33-56425 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 27th day of February, 1995.


                                          PIEDMONT NATURAL GAS COMPANY, INC.

                                          By:      /s/  JOHN H. MAXHEIM

                                            ------------------------------------
                                                      John H. Maxheim
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 33-56425 has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURES                              TITLE                     DATE
- ---------------------------------------------   ------------------------   ---------------------

                /s/  JOHN H. MAXHEIM            Director, Chairman of          February 27, 1995
- ---------------------------------------------     the Board, President
               John H. Maxheim                    and Chief Executive
                                                  Officer
                   /s/  TED C. COBLE            Vice President,                February 27, 1995
- ---------------------------------------------     Treasurer and
                Ted C. Coble                      Assistant Secretary
                                                  (Principal Financial
                                                  Officer)
                   /s/  BARRY L. GUY            Vice President and             February 27, 1995
- ---------------------------------------------     Controller (Principal
                Barry L. Guy                      Accounting Officer)
                 /s/  JERRY W. AMOS*            Director                       February 27, 1995
- ---------------------------------------------
                Jerry W. Amos

              /s/  C.M. BUTLER III*             Director                       February 27, 1995
- ---------------------------------------------
               C.M. Butler III

              /s/  SAM J. DIGIOVANNI*           Director                       February 27, 1995
- ---------------------------------------------
              Sam J. DiGiovanni

               /s/  MURIEL W. HELMS*            Director                       February 27, 1995
- ---------------------------------------------
               Muriel W. Helms

              /s/  JOHN F. MCNAIR III*          Director                       February 27, 1995
- ---------------------------------------------
             John F. McNair III

                 SIGNATURES                              TITLE                     DATE
- ---------------------------------------------   ------------------------   ---------------------

       /s/  WALTER S. MONTGOMERY, JR.*          Director                       February 27, 1995
- ---------------------------------------------
          Walter S. Montgomery, Jr.

          /s/  DONALD S. RUSSELL, JR.*          Director                       February 27, 1995
- ---------------------------------------------
           Donald S. Russell, Jr.

            /s/  JOHN E. SIMKINS, JR.*          Director                       February 27, 1995
- ---------------------------------------------
            John E. Simkins, Jr.

       *By:          /s/  E. C. HINSON
- ---------------------------------------------
                E. C. Hinson
             (Attorney-in-Fact)

                               INDEX TO EXHIBITS


EXHIBIT                                                                           SEQUENTIALLY
NUMBER                          DESCRIPTION OF EXHIBITS                           NUMBERED PAGE
- ------  ------------------------------------------------------------------------  -------------
  1.1   Form of Underwriting Agreement.*
  4.1   Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit B to the Proxy Statement included as Exhibit No. 2 of the Company's Registration Statement on Form 8-B, dated March 2,
        1994, No. 1-6196).
  4.2   By-Laws of the Company, as amended (incorporated by reference to Exhibit
        C to the Proxy Statement included as Exhibit No. 2 of the Company's
        Registration Statement on Form 8-B, dated March 2, 1994, No. 1-6196).
  4.3   Specimen of certificate of the Company's Common Stock (incorporated by reference to Exhibit No. 3.3 of the Company's Registration Statement on
        Form 8-B, dated March 2, 1994, No. 1-6196).
  5.1   Opinion of Amos & Jeffries, L.L.P. regarding legality of the shares of
        Common Stock being registered.
 23.1   Consent of Amos & Jeffries, L.L.P. (included in Exhibit 5.1).
 23.2   Independent Auditors' Consent.
 24.1   Powers of Attorney.*
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* Previously filed.